Exhibit 10.4

FORM OF TRANSACTION SUPPORT AGREEMENT

This TRANSACTION SUPPORT AGREEMENT (this “Agreement”), dated as of November 2, 2021, is made by and among SilverBox Engaged Merger Corp I, a Delaware corporation (“SilverBox”), Authentic Brands, LLC, a Delaware limited liability company (the “Company”), and the Company unitholder set forth on Schedule 1 hereto (the “Supporting Holder”). SilverBox, the Company and the Supporting Holder shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the BCA (as defined below).

WHEREAS, SilverBox, SBEA Merger Sub LLC, BRCC Blocker Merger Sub LLC, BRC Inc., the Company and the other parties thereto have simultaneously entered into that certain Business Combination Agreement dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “BCA”);

WHEREAS, as of the date hereof, the Supporting Holder is the record owner of (1) the number of Existing Company Class A Units set forth across from the Supporting Holder’s name on Schedule 1 under the column heading “Subject Class A Common Units” (the “Subject Class A Common Units”), and/or (2) the number of Existing Company Class B Units set forth across from the Supporting Holder’s name on Schedule 1 under the column heading “Subject Class B Units” (the “Subject Class B Common Units”, and together with the Existing Company Class A Units and any other Existing Company Units (or any securities convertible into or exercisable or exchangeable for Existing Company Units) that the Supporting Holder may hereafter acquire prior to the termination of this Agreement in accordance with Section 6, collectively, the “Covered Securities”);

WHEREAS, the BCA contemplates that the Parties will enter into this Agreement concurrently with the entry into the BCA by the parties thereto, pursuant to which, among other things, each Supporting Holder will agree to deliver to SilverBox, within two (2) Business Days after the Form S-4 is declared effective by the SEC, the Company Unitholder Written Consent (1) in favor of the adoption of the BCA and the Ancillary Documents to which the Company is or will be a party and (2) in favor of the approval of the transactions contemplated by the BCA and the Ancillary Documents (collectively, the “Transactions”); and

WHEREAS, in consideration for the benefits to be received by the Supporting Holder under the terms of the BCA and as an inducement to SilverBox and the Company to enter into the BCA and to consummate the transactions contemplated therein, the Parties desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1.                   Agreement to Vote. The undersigned Supporting Holder hereby unconditionally and irrevocably agrees, from the date hereof until the Termination Date, to deliver to the Company, for delivery to SilverBox within two (2) Business Days after the Form S-4 is declared effective by the SEC, the Company Unitholder Written Consent, under which it shall irrevocably and unconditionally consent to the matters, actions and proposals contemplated by Section 5.12(b) (Party Consents and Approvals) of the Business Combination Agreement. The undersigned Supporting Holder covenants and agrees that, prior to the Termination Date, the Supporting Holder shall, at any meeting of the members of the Company (and at any adjournment or postponement thereof), however called, and in any written actions by consent of the members of the Company, cause the Supporting Holder’s Covered Securities to be voted (including via proxy): (i) in favor of the adoption of the BCA, the Ancillary Documents and the transactions contemplated thereby, (ii) against any proposal in opposition to approval of the BCA, any Ancillary Document or any of the transactions contemplated by the BCA or such Ancillary Document, (iii) against any proposal, action or agreement that would (x) impede, frustrate, prevent or nullify any provision of this Agreement, the BCA, the Ancillary Documents or the transactions contemplated thereby, (y) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the BCA, and (z) result in any of the conditions set forth in Article 7 of the BCA not being fulfilled, and (iv) against and withhold consent with respect to any Company Acquisition Proposal. The undersigned Supporting Holder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against SilverBox, the Company or any of their respective successors or directors or managers (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (B) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the BCA.

2.                   Transfer of Units. The undersigned Supporting Holder hereby agrees that, prior to the Effective Time, without the prior written consent of each of SilverBox and the Company (such consent to be given or withheld in their sole discretion), the Supporting Holder shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), hypothecate, place a lien on, pledge, dispose of, grant any option to purchase, distribute or otherwise encumber any of the Supporting Holder’s Covered Securities or otherwise agree to do any of the foregoing (each, a “Transfer”), (b) deposit any of the Supporting Holder’s Covered Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any of the Supporting Holder’s Covered Securities that conflicts with any of the covenants or agreements set forth in this Agreement, (c) enter into any Contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any of the Supporting Holder’s Covered Securities, (d) engage in any hedging or other transaction which is designed to, or which would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)), lead to or result in a sale or disposition of the Supporting Holder’s Covered Securities or (e) take any action that would reasonably be expected to have the effect of preventing or materially delaying the performance of the Supporting Holder’s obligations hereunder; provided, however, that the foregoing shall not apply to any Transfer (i) to the Supporting Holder’s Affiliates, employees, officers or directors, any affiliates or family members of any of the Supporting Holder’s officers or directors, any employees, officers, directors; (ii) in the case of an individual, by gift to a member of one of the individual’s immediate family, an estate planning vehicle, or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such Person or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by private sales or transfers made in connection with the transactions contemplated by the BCA; (vi) by pro rata distributions from the Supporting Holder to its members, partners, or shareholders pursuant to the Supporting Holder’s organizational documents; (vii) by virtue of applicable law or the Supporting Holder’s organizational documents upon liquidation or dissolution of the Supporting Holder; provided, that any transferee of any Transfer of the type set forth in clauses (i) through (vii) must enter into a written agreement in form and substance reasonably satisfactory to SilverBox and the Company agreeing to be bound by this Agreement prior to the occurrence of such Transfer; provided further, that the transferee will not be required to assume the voting obligations under Section 1 if the transferee’s assumption of such obligations would violate any applicable Laws, including any securities Laws, or would reasonably be expected to materially delay or impede the Form S-4 being declared effective under the Securities Act.

3.                   Appraisal and Dissenters’ Rights. Each Supporting Holder hereby irrevocably and unconditionally waives, and agrees not to assert or perfect, any rights of appraisal or other similar rights to dissent (including any notice requirements related thereto) with respect to the BCA or any of the transactions contemplated by the BCA that the Supporting Holder may have by virtue of ownership of Covered Securities (including all rights under the Company LLC Agreement and Section 18-210 of the DLLCA).

4.                   Consent to Disclosure. Each Supporting Holder hereby consents to the publication and disclosure in the Form S-4 (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by the Company or SilverBox to any Governmental Entity or to securityholders of SilverBox) of the Supporting Holder’s identity and beneficial ownership of Covered Securities and the nature of the Supporting Holder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by the Company or SilverBox, a copy of this Agreement. Each Supporting Holder will promptly provide any information reasonably requested by the Company or SilverBox for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

5.                   Representations and Warranties. The undersigned Supporting Holder represents and warrants to SilverBox and the Company as follows: (a) if the Supporting Holder is not an individual, it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within the Supporting Holder’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of the Supporting Holder; (b) if the Supporting Holder is an individual, the Supporting Holder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder; (c) this Agreement has been duly executed and delivered by the Supporting Holder and, assuming due authorization, execution and delivery by the other Parties, this Agreement constitutes a legally valid and binding obligation of the Supporting Holder, enforceable against the Supporting Holder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles); (d) the execution and delivery of this Agreement by the Supporting Holder does not, and the performance by the Supporting Holder of the Supporting Holder’s obligations hereunder will not, (i) if the Supporting Holder is not an individual, conflict with or result in a violation of the organizational documents of the Supporting Holder, or (ii) require any consent or approval that has not been given or other action that has not been taken by any third party (including under any Contract binding upon the Supporting Holder or the Supporting Holder’s Covered Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by the Supporting Holder of the Supporting Holder’s obligations under this Agreement; (e) there are no actions pending against the Supporting Holder or, to the knowledge of the Supporting Holder, threatened against the Supporting Holder, before (or, in the case of threatened actions, that would be before) any arbitrator or any Governmental Entity, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Supporting Holder of the Supporting Holder’s obligations under this Agreement; (f) the Supporting Holder has had the opportunity to read the BCA and this Agreement and has had the opportunity to consult with its tax and legal advisors in connection therewith; (g) the Supporting Holder has not entered into, and shall not enter into, any agreement that would reasonably be expected to restrict, limit or interfere with the performance of the Supporting Holder’s obligations hereunder and (h) the Supporting Holder is the record and beneficial owner of all of the Supporting Holder’s Covered Securities, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such securities), other than pursuant to (i) this Agreement, (ii) the BCA, (iii) the Company LLC Agreement and (iv) any applicable securities laws.

6.                   Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) the Effective Time; and (b) the valid termination of the BCA in accordance with its terms. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement shall not affect any liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud, and (ii) Sections 6, 7, 8, 10, and 15 through 26 shall survive any termination of this Agreement pursuant to Section 6(a).

7.                   No Recourse. Except for claims pursuant to the BCA or any other Ancillary Document by any party(ies) thereto against any other party(ies) thereto, as applicable, each Party agrees that, notwithstanding anything that may be expressed or implied herein (except in the case of the immediately succeeding sentence), or any document, agreement, or instrument delivered contemporaneously herewith, and notwithstanding the fact that any Party may be a partnership or limited liability company, each Party hereto, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any named party to this Agreement and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any of the Parties under this Agreement of or for any claim based on, arising out of or related to this Agreement or the transactions contemplated hereby.

8.                   Further Assurances. The undersigned Supporting Holder shall use reasonable best efforts to execute and deliver, or cause to be delivered, such additional documents, including the Investor Rights Agreement, and take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary (including under applicable Laws), or reasonably requested by SilverBox or the Company, to effect the actions and consummate the transactions contemplated by this Agreement and the BCA (including the transactions contemplated thereby), in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

9.                   Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) the undersigned Supporting Holder makes no agreement or understanding herein in any capacity other than in the Supporting Holder’s capacity as a record holder and beneficial owner of the Supporting Holder’s Covered Securities and not in the Supporting Holder’s capacity as a director, officer or employee of the Company, if applicable, and (b) nothing herein will be construed to limit or affect any action or inaction expressly permitted under the BCA by the Supporting Holder or by any representative of the Supporting Holder in such Person’s capacity as a member of the board of managers of the Company or as an officer, employee or fiduciary of the Company or an Affiliate of the Company, in each case, acting in such Person’s capacity as a director, officer, employee or fiduciary of the Company.

10.               No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

11.               No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in SilverBox any direct or indirect ownership or incidents of ownership of or with respect to the Covered Securities. All rights, ownership and economic benefits of and relating to the Covered Securities shall remain vested in and belong to Supporting Holder, and SilverBox shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct the Supporting Holder in the voting of any of the Covered Securities, except as otherwise expressly provided herein with respect to the Covered Securities. Except as expressly set forth in Section 2, the Supporting Holder shall not be restricted from voting in favor of, against or abstaining with respect to any other matters presented to the members of the Company. Without limiting the foregoing, nothing in this Agreement shall limit the right of the Supporting Holder, or obligate or require the Supporting Holder to, exercise an option to purchase any Covered Securities.

12.               Acknowledgements. Each Party acknowledges that (a) Paul Hastings LLP, counsel for SilverBox, is representing SilverBox in connection with this Agreement, the BCA and the other transactions contemplated thereby, (b) Kirkland & Ellis LLP, counsel for the Company, is representing the Company in connection with the BCA and the other transactions contemplated thereby, (c) neither of the foregoing firms is representing the Supporting Holder in connection with this Agreement, the BCA or the other transactions contemplated hereby, thereby or otherwise and (d) the Supporting Holder acknowledges that he, she or it has had the opportunity to consult with its, his or her own counsel.

13.               Consent to Entry into the BCA. The Supporting Holder hereby consents to the Company entering into the BCA, to the extent such consent is required to satisfy any requirements contained in the Company LLC Agreement. For the avoidance of doubt, such consent shall not be deemed a consent or approval of the transactions contemplated by the BCA, or any consent or agreement to receive shares of Pubco Common Stock, or Company Common Units or other securities pursuant to any of the transactions contemplated by the BCA or otherwise, which consent shall only be given pursuant to the terms of, subject to the conditions set forth in and at the time described in this Agreement, the Company Unitholder Written Consent and the BCA.

14.               Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by SilverBox, the Company and each Supporting Holder charged with such amendment, modification or supplement.

15.               Waiver. No failure or delay by any Party exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Parties are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such Party.

16.               Fees and Expenses. Except as otherwise expressly set forth in the BCA, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses.

17.               Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) if delivered personally, when so delivered, (b) if delivered by email, when delivered if during normal business hours of the following Business Day if after normal business hours and, in either case, with confirmation of receipt or (c) if sent by a nationally recognized overnight courier service, such as Federal Express, or posted by registered or certified U.S. mail, return receipt requested and postage prepaid, when so delivered, and in any such case to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice made pursuant to this Section 17):

if to the Supporting Holder, to the address or email address set forth under the Supporting Holder’s name on Schedule 1, or in the absence of such address or email address being set forth on Schedule 1, the address (including email) set forth in the Company’s books and records, with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
300 North LaSalle
Chicago, IL 60654
Attention: Steven V. Napolitano, P.C.; John A. Kaercher, P.C.; Joshua N. Korff, P.C.; Peter S. Seligson
E-mail: stephen.napolitano@kirkland.com; john.kaercher@kirkland.com; joshua.korff@kirkland.com; peter.seligson@kirkland.com if to the Company to:

Authentic Brands, LLC
1144 S 500 W
Salt Lake City, UT 84101
Attn: Tom Davin, Co-CEO
Email: tom.davin@blackriflecoffee.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
300 North LaSalle
Chicago, IL 60654
Attention: Steven V. Napolitano, P.C.; John A. Kaercher, P.C.; Joshua N. Korff, P.C.; Peter S. Seligson
E-mail: stephen.napolitano@kirkland.com; john.kaercher@kirkland.com; joshua.korff@kirkland.com; peter.seligson@kirkland.com if to SilverBox prior to the Closing:

SilverBox Engaged Merger Corp I
1250 S. Capital of Texas Highway
Building 2, Suite 285
Austin, TX 78746
Attention: Joseph Reece
Stephen Kadenacy
E-mail: jr@sbcap.com
sk@sbcap.com

with a copy (which shall not constitute notice) to:

Paul Hastings LLP
1999 Avenue of the Stars, 27th Floor
Los Angeles, CA 90067
Attention: David M. Hernand; Jonathan Ko
E-mail: davidhernand@paulhastings.com; jonathanko@paulhastings.com

18.               Changes in Capital Stock. In the event (a) of a split, dividend or distribution, or any change in Existing Company Units by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of units or the like, (b) the Supporting Holder purchases or otherwise acquires beneficial ownership of any Existing Company Units or (c) the Supporting Holder acquires the right to vote or share in the voting of any Existing Company Units, the term “Covered Securities” shall be deemed to refer to and include such units as well as all such dividends and distributions and any securities into which or for which any or all of such units may be changed or exchanged or which are received in such transaction.

19.               Entire Agreement. This Agreement and the BCA constitute the entire agreement and understanding, and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof and thereof.

20.               Governing Law and Venue; Service of Process; Waiver of Jury Trial.

(a)                This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the internal Laws of the State of Delaware, including its statute of limitations, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the Laws or statute of limitations of another jurisdiction.

(b)                Any Proceeding based upon, arising out of or related to this Agreement or the transactions contemplated hereby may only be brought in the Court of Chancery of the State of Delaware or, if such court lacks jurisdiction, the state and federal courts in the State of Delaware, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court, and agrees not to bring any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Each Party consents to the service of process in any such Proceeding in the same manner as for giving notices under Section 17 or any other manner permitted by Law. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Proceeding brought pursuant to this Section 20(b).

(c)                EACH OF THE PARTIES HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

21.               Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall (a) be assigned by any of the Supporting Holders, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of SilverBox and the Company or (b) be assigned by SilverBox or the Company, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the Company (in the case of an attempted assignment by SilverBox) or SilverBox (in the case of an attempted assignment by the Company). Any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

22.               Trust Account Waiver. Notwithstanding anything to the contrary set forth herein, each Supporting Holder acknowledges that it has read the Trust Agreement, and understands that the Trust Account was established for the benefit of SilverBox’s public stockholders and that disbursements from the Trust Account are available only in the limited circumstances set forth therein. Each Supporting Holder further acknowledges and agrees that SilverBox’s sole assets consist of the cash proceeds of the SilverBox’s initial public offering and private placements of its securities, and that substantially all of these proceeds have been deposited in the Trust Account for the benefit of its public stockholders. Accordingly, each Supporting Holder (on behalf of itself and its Affiliates) hereby waives any past, present or future claim of any kind against, and any right to access, the Trust Account (or the distributions therefrom), any trustee of the Trust Account and SilverBox to collect from the Trust Account any monies that may be owed to them by SilverBox or any of its Affiliates for any reason whatsoever, and will not seek recourse against the Trust Account (or any distributions therefrom) at any time for any reason whatsoever, including for any Willful Breach of this Agreement. This Section 22 shall survive the termination of this Agreement for any reason.

23.               Enforcement. The Parties agree that irreparable damage (for which monetary damages, even if available, would not be an adequate remedy) would occur, and that the Parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to specific performance, an injunction or injunctions, or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, including each Supporting Holder’s obligations under Section 1, without proof of actual damages or otherwise (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at Law or in equity. Each Party acknowledges and agrees that the right of specific enforcement is an integral part of the transactions contemplated hereby and that, without such right, none of the Parties would have entered into this Agreement. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at Law.

24.               Severability. If any provision (or part thereof) of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the provisions (or parts thereof) of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

25.               Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, it being understood that each Party need not sign the same counterpart. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.

26.               Interpretation and Construction. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Sections and Schedules are to Sections and Schedules of this Agreement, respectively, unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any person include the successors and permitted assigns of that person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. The term “or” is not exclusive.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

SILVERBOX ENGAGED MERGER CORP I

By:
Name:
Title:

AUTHENTIC BRANDS LLC

By:
Name:
Title:

SUPPORTING HOLDER:

Name: